October 29, 2012

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Corridor Ventures I Acquisition Corp.
Commission File Number 000-54083

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Corridor Ventures I Acquisition Corp. in Item 4.01 of its Form 8-K dated October 29, 2012, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

EFP Rotenberg, LLP

EFP Rotenberg, LLP

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